Exhibit 99.1

Krispy Kreme Contact:
Brian K. Little
336-726-8825
blittle@KrispyKreme.com

FOR IMMEDIATE RELEASE

KRISPY KREME SEEKS AMENDMENTS TO CREDIT FACILITIES

Winston-Salem, NC – April 1, 2008 – Krispy Kreme Doughnuts, Inc. (NYSE:  KKD) (the “Company”) today announced it has requested that its lenders approve certain amendments to the Company’s secured credit facilities which, among other things, would relax certain financial covenants contained therein.  Those covenants currently are scheduled to become more stringent during fiscal 2009.

Based on unaudited results, the Company was in compliance with the financial covenants in its credit facilities as of February 3, 2008, the end of the Company’s 2008 fiscal year.  While the Company believes it will be able to obtain the requested amendments, there can be no assurance that the lenders will agree to them.  In connection with any amendment, the cost of credit extended to the Company under the facilities will increase.  As of February 3, 2008, the outstanding balance of the term loan under the facilities was $76.1 million and outstanding letters of credit under the facilities were $20.3 million.  The term loan balance reflects a prepayment of $10.9 million made on February 1 in connection with the completion of the previously announced sale of the Company’s mix manufacturing and distribution facility in Effingham, Illinois.

The Company currently anticipates filing its fiscal 2008 Annual Report on Form 10-K containing audited financial statements on or about April 17, 2008.

About Krispy Kreme
Krispy Kreme is a leading branded specialty retailer of premium quality sweet treats, including its signature hot Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Krispy Kreme is proud that for decades its Fundraising program has helped non-profit organizations raise millions of dollars in needed funds. Today, Krispy Kreme and its one-of-a-kind Hot Light can be found in approximately 449 locations around the world. Visit us at www.KrispyKreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking.  Forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations, including by the United States Securities and Exchange Commission (the “Commission”) and the United States Attorney’s Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; material weaknesses in our internal control over financial reporting; our ability to implement remedial measures necessary to improve our processes and procedures; the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; significant changes in our management; risks associated with competition; and other factors in Krispy Kreme’s periodic reports and other information filed with the Commission, including under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007 and other periodic reports filed with the Commission.